Exhibit 99.03

MONEYGRAM INTERNATIONAL INCREASES QUARTERLY DIVIDEND

Minneapolis, Minn., Nov. 16, 2006 – The board of directors of MoneyGram International, Inc. (NYSE:MGI) announced today that it will increase its quarterly dividend payment by 25 percent to $0.05 per common share from $0.04 per common share. The next quarterly dividend is payable on Jan. 2, 2007 to stockholders of record at the close of business on Dec. 15, 2006. Any future dividends are at the discretion, and subject to approval, of the company’s board of directors.

Phil Milne, chief executive officer and president said, “We are delighted to increase our quarterly dividend for the second consecutive year and it is particularly rewarding to share the benefits of our hard work with stockholders.”

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company and S&P MidCap 400 company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company, with over $970 million in revenue in 2005 and approximately 104,000 global money transfer agent locations in 170 countries and territories. For more information, visit the company’s website at www.moneygram.com.

Cautionary Information Regarding Forward-Looking Statements

The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) loss of key retail agents or inability to maintain our network in our Global Funds Transfer segment; (b) loss of large financial institution customers in our Payment Systems segment; (c) ability to successfully develop and timely introduce new and enhanced products and services; (d) ability to protect the intellectual property rights related to our existing and any new or enhanced products and services; (e) litigation or investigations of us or our agents that could result in material settlements, fines or penalties; (f) failure to continue to compete effectively; (g) ability to manage risks relating to U.S. federal and state regulatory requirements that could result in material settlements, fines or penalties, or changes in our business operations; (h) ability for us or our agents to maintain adequate banking relationships; (i) imposition of additional regulatory requirements in any of the foreign countries in which we operate; (j) ability to manage risks related to opening of new retail locations and acquisition of businesses; (k) ability to maintain effective internal controls; (l) ability to manage credit and fraud risks from our retail agents; (m) ability to manage credit risk related to our investment portfolio and our use of derivatives; (n) fluctuations in interest rates; (o) material changes in the market value of securities we hold; (p) material slow down or complete disruption in international migration patterns; (q) unexpected liquidity needs; (r) ability to maintain efficient, secure and uninterrupted operation of our computer network systems and data centers; (s) ability to process and settle transactions accurately and efficiently; (t) ability to manage risks associated with our international sales and operations; (u) possible delay or prevention of an acquisition of our company which could inhibit a stockholder’s ability to receive a premium on their investment from a possible sale of our company due to provisions contained in our charter documents, our rights plan and Delaware law; and (v) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results.  These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

CONTACT:
MoneyGram International, Inc.,
Investor Relations:
Tim Gallaher, 952-591-3840
ir@moneygram.com